Exhibit 99.1


              iSECUREtrac Announces Record Second Quarter Revenues

                     Recurring Revenues Exceed $1.8 Million

OMAHA, Neb. - August 9, 2006 - iSECUREtrac(TM) Corp. (OTCBB: ISEC), an industry leader in offender monitoring solutions using global positioning systems (GPS) and wireless technologies, reported financial results for the second quarter ended June 30, 2006.

As compared to the previous quarter and same period a year ago:
      o Revenues totaled a record $2.2 million, up 24% from $1.8 million in the previous quarter and up 78% from $1.3 million a year ago. In addition, we recorded $330,000 in fees and billings, the recognition of which have been deferred to future periods.

      o Recurring revenues from the leasing and hosting of monitoring systems were $1.8 million, up 12% from $1.6 million in the previous quarter and up 79% from $1.0 million a year ago.

      o Net loss totaled $.9 million, down from a net loss of $1.2 million in the previous quarter and net loss of $1.0 million a year ago.

The second quarter was also highlighted by the signing of 16 new contracts, including two states and five counties. Key announcements since the conclusion of the second quarter:
      o     Announced the appointment of Peter Michel as CEO and President.

      o Introduced a prototype of the System 5000, the world's most advanced GPS offender monitoring device, at the APPA show.

"We experienced significant increased demand for our GPS monitoring systems during the second quarter," notes David Vana, CFO of iSECUREtrac. "As a result, our average daily recurring revenue topped out at over $20,000 for the first time, pushing total revenues to an all-time high. In addition, we secured a $2.25 million asset-based credit facility for the purchase of monitoring equipment from our manufacturer."

Conference Call Information:

     Date:                            Wednesday, August 9, 2006
     Time:                            3:30 PM Central (4:30 PM Eastern)
     Dial-in number:                  1-866-425-6195
     International:                   1-973-935-2981
     Conference ID:                   7700978

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     Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until August 16, 2006
     Replay number:                         1-877-519-4471
     International Replay number:           1-973-341-3080
     Replay Pin Number:                     7700978



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                       iSECUREtrac Corp. and SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                   (Unaudited)
                                                                  June 30, 2006   December 31, 2005
--------------------------------------------------------------------------------------------------
ASSETS
Current Assets
     Cash and cash equivalents                                          $ 851,213       $ 742,626
     Investments                                                          748,960       3,445,776
     Accounts receivable, net of allowance for doubtful accounts of
       $171,382 in 2006 and $175,000 in 2005                            1,894,649       1,618,473
     Investment interest receivable                                         3,699           3,555
     Inventories                                                          319,238         122,739
     Prepaid expenses and other                                           200,589          83,360
--------------------------------------------------------------------------------------------------
        Total current assets                                            4,018,348       6,016,529
--------------------------------------------------------------------------------------------------
Equipment, net of accumulated depreciation of $300,739
     in 2006 and $258,105 in 2005                                         248,033         220,231
Leasehold Improvements, net of accumulated depreciation of $5,765
     in 2006 and $2,537 in 2005                                            54,305          18,950
Monitoring Equipment, net of accumulated depreciation of $4,170,358
     in 2006 and $3,456,803 in 2005                                     2,640,483       2,563,193
Intangibles, net of accumulated amortization of $721,244
     in 2006 and $674,891 in 2005                                         190,278         236,631
Goodwill                                                                2,302,179       2,302,179
Other assets                                                              107,728         118,260
--------------------------------------------------------------------------------------------------
        Total assets                                                  $ 9,561,354    $ 11,475,973
==================================================================================================
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current Liabilities
     Current maturities of long-term debt                               $ 743,284     $ 1,326,502
     Accounts payable and accrued expenses                                758,944         539,343
     Deferred revenues & gain on sale-leaseback transaction               582,450         435,840
     Accrued interest payable                                                   -          12,738
--------------------------------------------------------------------------------------------------
        Total current liabilities                                       2,084,678       2,314,423
--------------------------------------------------------------------------------------------------
Long-term debt, less current maturities                                   576,452         546,290
--------------------------------------------------------------------------------------------------
Redeemable convertible Series C preferred stock                        10,119,041       9,584,398
--------------------------------------------------------------------------------------------------
Stockholders'  (Deficit)
     Common stock                                                          10,771          10,685
     Additional paid-in capital                                        54,855,635      54,551,133
     Accumulated deficit                                              (58,085,223)    (55,530,956)
--------------------------------------------------------------------------------------------------
        Total stockholders' (deficit)                                  (3,218,817)       (969,138)
--------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' (deficit)                 $ 9,561,354    $ 11,475,973
==================================================================================================


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                       iSECUREtrac Corp. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                              Three Months Ended                  Six Months Ended
                                                                  June 30                             June 30
                                                                   2006               2005             2006               2005
----------------------------------------------------------------------------------------------  -----------------------------------
Revenues:
       Equipment sales                                            $ 280,066          $ 10,876         $ 288,055           $ 20,486
       Equipment leasing & hosting                                1,849,992         1,034,315         3,503,464          2,023,059
       Gain on sale-leaseback transactions - related party           83,378           195,058           183,699            376,942
       Service                                                       31,014            20,035            73,726             40,519
----------------------------------------------------------------------------------------------  -----------------------------------
          Total revenues                                          2,244,450         1,260,284         4,048,944          2,461,006
----------------------------------------------------------------------------------------------  -----------------------------------
Operating expenses:
       Cost of revenues                                             893,540           663,202         1,589,674          1,334,007
       Research and development                                     353,772           234,721           661,012            411,486
       Sales, general and administrative                          1,904,403         1,115,892         3,875,027          2,312,759
----------------------------------------------------------------------------------------------  -----------------------------------
          Total operating expenses                                3,151,715         2,013,815         6,125,713          4,058,252
----------------------------------------------------------------------------------------------  -----------------------------------
       Operating loss                                              (907,265)         (753,531)       (2,076,769)        (1,597,246)
----------------------------------------------------------------------------------------------  -----------------------------------
Other income (expense):
       Interest income                                               26,180             1,961            62,801              1,966
       Interest expense                                             (42,102)         (241,675)         (103,914)          (467,407)
       Other, net                                                         -                 -                 -             31,837
----------------------------------------------------------------------------------------------  -----------------------------------
       Total other income (expense)                                 (15,922)         (239,714)          (41,113)          (433,604)
----------------------------------------------------------------------------------------------  -----------------------------------
       Loss before provision for income taxes                      (923,187)         (993,245)       (2,117,882)        (2,030,850)
       Provision for income taxes                                         -                 -                 -                  -
----------------------------------------------------------------------------------------------  -----------------------------------
Net loss                                                         $ (923,187)       $ (993,245)     $ (2,117,882)      $ (2,030,850)
==============================================================================================  ===================================
Preferred stock dividends and accretion                            (268,528)           (7,233)         (534,644)            (7,233)
----------------------------------------------------------------------------------------------  -----------------------------------
Net loss available to common stockholders                      $ (1,191,715)     $ (1,000,478)     $ (2,652,526)      $ (2,038,083)
==============================================================================================  ===================================
Basic and diluted loss per common share                             $ (0.11)          $ (0.11)          $ (0.25)           $ (0.22)
==============================================================================================  ===================================
Weighted average shares of common stock outstanding              10,770,437         9,316,914        10,734,563          9,166,281
==============================================================================================  ===================================


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About iSECUREtrac

iSECUREtrac Corp is a technology and information services company providing advanced GPS tracking solutions for the remote tracking and monitoring of individuals, including real time data collection, secure remote reporting, and data warehousing. iSECUREtrac is currently focused in the area of Pretrial, Corrections, Probation and Parole, and Homeland Security for monitoring offenders in community release programs, such as sex offenders and other persons requiring community supervision. iSECUREtrac's GPS monitoring systems are designed to improve public safety, enhance the management of monitoring information, provide the fastest analysis and response, and reduce the financial cost of incarceration. Further information on iSECUREtrac Corp can be found on the company's Web site at www.isecuretrac.com.

Safe Harbor

This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to iSECUREtrac Corp. and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, iSECUREtrac's actual results may differ significantly from the results discussed or implied in such forward-looking statements.

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


Company Contact:
David Vana
(402) 537-0022
dvana@isecuretrac.com

Investor Relations:
Liolios Group     Inc
Ron Both
(949) 574-3860
ron@liolios.com

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